                                                                    Exhibit 4.15


                SECURITIES INFORMATION OPERATION LICENSE CONTRACT

                                                         Contract No: XQB06II028

Party A: Shanghai Stock Exchange Information Network Co., Ltd.
Address: 528 Pudong South Road, Shanghai

Party B: China Finance Online (Beijing) Co., Ltd.
Address: 6/F, Ping'an Mansion, 23 Financial Street, Xicheng District, Beijing


Whereas:

Party A is an agency authorized by Shanghai Stock Exchange ("SSE") to exclusively and solely operate securities information of SSE; Party B is an information operator who desires to use/operate securities information of SSE for a fee.

Upon friendly negotiation, Party A and Party B agree upon Party A's grant to Party B a license to operate securities information of SSE and enter into this Contract with respect thereto.

SECTION 1. DEFINITION OF RELEVANT TERMS USED IN THIS CONTRACT


1.1    "SSE"                          means Shanghai Stock Exchange.

1.2    "SSE Securities Information"   means all securities information generated from Shanghai
                                      Securities Exchange, including, but not limited to, quotes, index information, statistical information and other
                                      market-related information.

1.3    "Shanghai Stock Exchange       means a certificate issued by Party A to Party B, whereby
       Securities Information         Party B is permitted to use SSE Securities Information
       Operation License"             within a specific scope and term and in a specific manner.
       ("License")

1.4    "User Access Terminal"         means the terminal equipment used by Party B to access SSE
                                      Securities Information as set forth besides the word
                                      "Purpose" in Appendix 1.

1.5    "Royalty"                      means, a license fee charged to Party B by Party A for
                                      Party B's use of information as permitted by Party A within the scope authorized by SSE.


1.6    "User Information Fee"         means an information usage fee charged to Party B by Party
                                      A based on Party B's use of SSE Securities Information.


1.7    "End Users"                    means end users who access and use SSE Securities
                                      Information operated and transmitted by Party B as
                                      permitted by Party A.



SECTION 2. ACCESS TO INFORMATION


2.1 Party A shall access SSE Securities Information in such a manner as confirmed in writing by Party A (as set forth in the appendixes).

2.2 Party B shall promptly contact Party A in case of any technical difficulties it may encounter in the course of information access. Party A shall use its best endeavors to solve such difficulties to offer Party B normal access to SSE Securities Information.

2.3 Party A shall have the right to change the way of transmission, provided that a one-month prior written notice shall be given to Party B.

2.4 If any of the following circumstances occurs, Party A shall have the right to revoke the License and cease the provision of SSE Securities Information to Party B. Party B shall be responsible to its users for issues arising therefrom while Party A will not be liable to Party B or its users therefor:

     A.   Party B is bankrupt or is applied for bankruptcy;

     B. Party B is in violation of Section 3.5A, 3.5B or 3.5C or Section 5 hereof, which causes irretrievable consequences or which is not rectified within ten business days after Party B receives a written notice from Party A requiring rectification of the same.

2.5 If the transmission and access relationship between the parties is terminated for whatsoever reasons, either of the parties shall return relevant equipment provided to it by the other in a complete and good state.


SECTION 3. USE AND DISSEMINATION OF INFORMATION

3.1 SSE's information product used by Party B under Party A's permission is a non-exclusive right of operation and use. Party A agrees that Party B may transmit the SSE Securities Information to Party B's End Users in such a manner and within such a scope as set forth besides the word "Purpose" in Appendix 1 hereof (Shanghai Stock Exchange Securities Information Operation License).

3.2 Party A will issue the License to Party B upon its acknowledgement of the payment of relevant fees by Party B in accordance with Section 4 hereof.

3.3 The contents of information service provided by Party A to Party B and the valid term of the License are set forth in Exhibit B (Information Service Order) attached to Appendix 1 hereof.

3.4 During the valid term of the License, Party A shall provide Party B with services upon its receipt of a service fee from Party B and Party B's term of service is only limited to the period for which Party B has prepaid a service fee.

3.5  Party B shall be subject to the following provisions:

     A. To ensure its use/operation of SSE Securities Information within such valid term as set forth in Appendix 1 (Shanghai Stock Exchange Securities Information Operation License) and within such scope, in such manner and by such access terminal as set forth besides the word "Purpose" in Appendix 1 hereof.

     B. Not to transmit all or part of SSE Securities Information to any entity and individual, at any place or for any purpose other than that set forth in the License without Party A's consent.

     C. Not to transmit all or part of SSE Securities Information for any illegal purpose or provide SSE Securities Information to a third party for illegal purpose.

     D. To completely, accurately and promptly transmit SSE Securities Information and to take immediate remedial measures and promptly give Party A oral and written notices in case of any omission, error or delay.

     E. To be responsible for issues arising from Party A's suspended transmission of SSE Securities Information to Party B for whatsoever reasons and make explanation to users.

3.6 During the valid term of the License, Party B shall at its own expense provide and install one set of user's terminal for Party A to regularly access its SSE Securities Information.

SECTION 4. FEES

Party B agrees to pay Party A relevant fees in accordance with Exhibit A (Payment of Fees) attached to Appendix 1 hereof, including, but not limited to, Royalty, User Information Fee, information transmission fee and software use fee.

SECTION 5. INTELLECTUAL PROPERTY RIGHT OF SECURITIES INFORMATION AND ITS
           PROTECTION

5.1 All rights in and to SSE Securities Information defined in this Contract and the License shall be owned by SSE; subject to SSE's exclusive and sole permission, any institution or individual may not permanently store or use (including, but not limited to reproduce, disseminate, compile, transfer or permit others to use or develop derivative products from) SSE Securities Information without Party A's written consent.

5.2 Party B shall indicate in the displaying interface of its users' access terminal the name, number and valid term of the License issued to it.

5.3 Party B may declare its obtaining of the License, provided that, in its advertisement and publication, it shall:

     A. indicate the number, valid term and permitted scope with respect to the SSE Securities Information Operation License issued to it.

     B. not use the name or logo (character, pattern or symbol) of SSE or Party A without Party A's written consent.

     C. not continue to allege SSE or Party A as its sources of information or continue to indicate its original information operation license number in its users' interface if the term of the License expires without renewal.

5.4 Party B agrees to accept Party A's supervision and management of relevant business and cooperate with Party A therefor:

     A. Party B shall regularly submit to Party A a Self-examination Report on Use of SSE Securities Information in accordance with Appendix 2 hereof (Agreement on Supervision and Management of Information Use) and ensure the truthfulness, completeness and accuracy of data submitted.

     B. Party B shall property keep its original information about users and fees charged for three years and ensure the completeness and accuracy of such information.

     C. Party B shall accept regular or irregular examination from Party A or a third party appointed by Party A on its service revenue, users' management system and others with respect to the operation of SSE Securities Information business.

5.5 Party B shall set forth the following issues in its contract with end customers:

     A. Customers shall access and use SSE Securities Information as End Users and ensure not to transmit all or part of SSE Securities Information to other institution or individual.

     B. Party B shall transmit SSE Securities Information to customers only at such service time as within the term permitted by Party A.

5.6  Party B undertakes that:

     A. all of its users are End Users, except as specifically permitted by Party A in writing.

     B. it shall be responsible for supervising over its users that no SSE Securities Information is further disseminated without permission.

     C. it shall promptly give Party A oral and written notices if it discovers any infringement of the rights and interests in and to SSE Securities Information by its users and is obligated to promptly provide address and other basic information about such user of which it is aware.

     D. Party B shall be responsible for assisting Party A in dealing with any of its users' act which is an infringement of the rights and interests in and to SSE Securities Information, including, but not limited to, to cooperate with Party A in investigation such infringement upon receipt of a written notice from Party A, to cease to provide such user with SSE Securities Information, to issue to Party A a written report as to how the user is dealt with, to cooperate with

          Party A in claiming economic losses against such user arising from such infringement.

SECTION 6. DISCLAIMER

6.1 Party B agrees that neither SSE nor Party A will be liable for any consequences resulting from abnormal information or abnormal information transmission caused by whatsoever reasons.

6.2 Party B undertakes that it will at all times avoid and eliminate adverse effect which may bring to SSE and Party A as a result of any omission, inaccuracy, loss, delay or suspension of SSE Securities Information and hold SSE and Party A harmless from economic or reputation losses and it will not, by virtue of this Contract, claim against SSE or Party A due to the above reasons.

SECTION 7. LIABILITY FOR BREACH OF CONTRACT

7.1 Party A shall have the right to terminate this Contract and Party B shall be solely liable for all consequences arising therefrom if Party B is in breach of this Contract and has not rectified the same within a period set forth in a written rectification notice of Party A.

7.2 If Party B is in violation of Section 3.5(A), 3.5(B) or 3.5(C) hereof, it agrees to transfer all proceeds from such violation and pay liquidated damages (equal to twice the sum of Royalty and usage fee specified in Exhibit A attached to Appendix 1 hereof) to Party A, promptly take effective measures and cease the continuance of such violation.

7.3 If Party B is overdue in paying relevant fees to Party A, it shall pay liquidated damages to Party A at a rate of [******](1). If relevant fees are still unpaid after Party A's reminder or the grace period, Party A shall have the right to terminate this Contract and Party B shall pay liquidated damages equal to [******](1) and compensate Party A against economic losses arising therefrom.

7.4 If Party B is in violation of Section 5 hereof, it shall compensate Party A for economic losses and pay liquidated damages equal to [******](1).



SECTION 8. VALIDITY, AMENDMENT AND TERMINATION OF CONTRACT

8.1 This Contract shall take effect after it is signed and stamped seals by the legal representatives or their authorized representatives of the parties and continue to be valid until December 31, 2006.

8.2 Any provision of this Contract may be amended only if it is agreed in writing by each of the parties. Any written document acknowledging relevant amendment shall be an integral part of this Contract. In case of a material amendment, a new License shall be issued.

----------


1 Confidential treatment requested pursuant to Securities and Exchange Commission Rule 406, 17 CFR ss. 230.406, and the Securities and Exchange Commission's rules and regulations promulgated under the Freedom of Information Act, with particular emphasis on 17 CFR ss. 200.80(b)(4)(2000).

8.3 Upon the expiration of the License attached hereto as Appendix 1, Exhibit A, B and C attached to Appendix 1 shall also be terminated. Party B may apply to Party A in writing for renewal or re-issuance of the License 30 business days before the expiration of the valid term of the License. Upon Party A's approval of the application, the parties may renew Exhibit A, B and C attached to Appendix 1 of this Contract.

     Upon the renewal of the said exhibits and Party B's making payment as required thereunder, Party A will issue a new License to Party B. If Party B does not make payment in a timely manner, Party A may grant a three-month grace period to Party B and continue the provision of information service for three months. If Party B still fails to make payment during such grace period, Party A shall have the right to suspend the information service and terminate this Contract and Party B shall be liable for its breach of this Contract in accordance with Section 7.3 hereof.

8.4 If Party B has not applied for renewal or re-issuance of the License after the License expires, this Contract shall be terminated and Party B shall no longer use or operate SSE Securities Information.

8.5 Upon the expiration of this Contract and if none of the parties has any objection thereto, this Contract shall be automatically renewed from the date following the date of expiry upon same terms and for same time frame as herein and no contract shall be otherwise entered into between the parties.

8.6 Either of the parties shall give the other a written notice one month prior to the expiration of the valid term of this Contract or any renewal thereof if it does not intend to renew this Contract when it expires and this Contract shall be terminated upon the date of expiration.

8.7 Upon the termination of this Contract, all fees due hereunder shall be paid by Party B to Party A on the tenth business day before the due date. If such fees are not paid when due, Party B shall be liable for its breach of this Contract in accordance with Section 7.3 hereof.

8.8 Sections 5, 6 and 7 hereof shall survive the invalidity of other provisions of this Contract or the termination of this Contract.

SECTION 9. SETTLEMENT OF DISPUTE

Any dispute arising from the performance of this Contract or in connection with this Contract shall be settled through friendly negotiation between the parties. If no settlement could be reached, either of the parties may bring a lawsuit to the People's Court at the domicile of Party A.

SECTION 10. APPENDIXES

Appendixes and exhibits attached hereto shall have the equal legal effect as this Contract and include the following documents and others entered into during the performance of this Contract.

Appendix 1 Shanghai Stock Exchange Securities Information Operation License;

           Exhibit A      Payment of Fees

           Exhibit B      Information Service Order

           Exhibit C      Information Transmission Service Order

Appendix 2 Agreement on Supervision and Management of Information Use


SECTION 11. MISCELLANEOUS

11.1 This Contract shall be governed by the laws and regulations of the People's Republic of China (excluding Hong Kong, Macao and Taiwan), department regulations of China Securities Regulatory Commission and operational rules of SSE. In case of any amendment to relevant regulations, relevant provisions of this Contract shall be amended accordingly and unconditionally.

11.2 Notices or documents given by the parties may be sent by personal delivery, mail or other method to such office address as set forth herein. In case of any change in address, the parties shall issue a prior written notice.

11.3 In case of the following circumstances, notices or documents will be deemed to be delivered to the other:

     A. if given by personal delivery, the date of receipt as acknowledged in the return of service shall be deemed as the date of delivery;

     B. if given by mail, the date indicated on the receipt of mail shall be deemed as the date of delivery.


11.4 Contact Method

     A.   Party A:

          Office Address:   12/F, South Tower, 528 Pudong South Road
                            Shanghai 200120

          Tel: 021-68800098 transfer to Market Department

          E-mail: infobiz@sse.com.cn         Fax: 021-68819726

     B.   Party B: China Finance Online (Beijing) Co., Ltd.

          Address: 6/F, Ping'an Mansion, 23 Jinrong Street, Xicheng District Beijing 100032

          Contact Person: Ma Linghai         Tel: 010-66214728-160

          E-mail: mlh@email.jrj.com.cn       Fax: 010-66210640

11.5 After this Contract takes effect, it shall supersede all previous agreement between the parties, including, but not limited to any written or oral agreement, contract, negotiation, representation, plan or appendix.

11.6 This Contract shall be made in four copies with the equal validity and legal effect and each party shall hold two of them.




Party A: Shanghai Stock Exchange Information        Party B: China Finance Online (Beijing) Co., Ltd.
Network Co., Ltd.

(Seal)  /s/ [COMPANY SEAL]                          (Seal)  /s/ [COMPANY SEAL]

Signed by Authorized Representative:                Signed by Authorized Representative:

/s/ Wong Wei                                        /s/ Wang Linghai
-----------------------------                       ------------------------------
Date of Execution:                                  Date of Execution:

Appendix 1:

        SHANGHAI STOCK EXCHANGE SECURITIES INFORMATION OPERATION LICENSE


                                Operation License No.: Shang Zheng Xin Xu 061028
                                                        Contract No.: XQB0611028


Entity:   China Finance Online (Beijing) Co., Ltd.
Address: 6/F, Ping'an Mansion, 23 Jinrong Street, Xicheng District, Beijing Legal Representative:

Information Licensed to Operate:

1.   Shanghai Stock Exchange Real-Time Quotes
2. Shanghai Stock Exchange Information Network Co., Ltd. Public Announcement Summary Information of Public Companies

Purpose: Transmit to terminal users via internet

Valid Term: April 1, 2006 to December 31, 2006

Date of Issuance: March 2006



                                          By:      Shanghai Stock Exchange
                                                   Information Network Co., Ltd.


Exhibits:
A. Payment of Fees
B. Information Service Order
C. Information Transmission Service Order

A.

                                 PAYMENT OF FEES

1. Pursuant to Exhibit B and Exhibit C, fees payable by Party B are as follows:

1.1  Royalty: [******](1)

1.2  Usage fee: [******](1)

1.3  Information transmission fee: [******](1)

1.4  Software usage fee: [******](1)

Total (in words Renminbi): [******](1)


2.   Method of Payment:

2.1 Within five business days from the date hereof, Party B shall remit the above fees to the bank and account designated by Party A:

2.2  Bank and account designated by Party A:

     Bank: China Merchants Bank, Shanghai Branch
     Name: Shanghai Stock Exchange Information Network Co., Ltd.
     Account No.: 096945-65808018001




Party A: Shanghai Stock Exchange Information        Party B: China Finance Online (Beijing) Co., Ltd.
Network Co., Ltd.

(Signature or Seal)                                 (Signature or Seal)

/s/ [COMPANY SEAL]                                  /s/ [COMPANY SEAL]

Date of Execution:                                  Date of Execution:

 Shanghai Stock Exchange Information Network Co., Ltd. Information Service Order

                                                        Contract No.: XQB0611028
                                                        Customer No.:


Valid Term: April 1, 2006 to December 31, 2006



    Product/
Service Type                Product/Service Name             Valid Term of License      Quote      Final Price
----------------     -------------------------------------   ---------------------      -----      -----------

   Information       Shanghai Stock Exchange Real-Time         April 1, 2006 to                    [******](1)
     Product                  Quotes (Royalty)                 December 31, 2006

                     Shanghai Stock Exchange Information       April 1, 2006 to
                     Network Co., Ltd. Public Announcement     December 31, 2006                   [******](1)
                     Summary of Public Companies

Total: [******](1)


Notes:





Party A: Shanghai Stock Exchange Information        Party B: China Finance Online (Beijing) Co., Ltd.
Network Co., Ltd.

(Signature or Seal)                                 (Signature or Seal)

/s/ [COMPANY SEAL]                                  /s/ [COMPANY SEAL]

Date of Execution:                                  Date of Execution:

 Shanghai Stock Exchange Information Network Co., Ltd. Information Service Order

                                                        Contract No.: XQB051S028
                                                        Customer No.:

Valid Term: April 1, 2006 to December 31, 2006


   Product/                                      Valid Term of
 Service Type       Product/Service Name            License          Quantity        Quote        Final Price
---------------- ---------------------------- --------------------- ------------ -------------- ---------------

   Satellite        Commercial Satellite        April 1, 2006 to      One Set      [******](1)    [******](1)
    System        Access System (charged on    December 31, 2006
                      behalf of others)

 Ground System       INTERNET Transmission      April 1, 2006 to      One Set      [******](1)    [******](1)
                           Service             December 31, 2006


   Relevant            Commercial Version       April 1, 2006 to      One Set      [******](1)    [******](1)
   Software        Securities Information      December 31, 2006
                      System Satellite
                        Transmission

                       Commercial Version
                   Securities Information
                       System Internet
                        Transmission

  Total (Renminbi): [******](1)

  Notes: None




Party A: Shanghai Stock Exchange Information        Party B: China Finance Online (Beijing) Co., Ltd.
Network Co., Ltd.

(Signature or Seal)                                 (Signature or Seal)

/s/ [COMPANY SEAL]                                  /s/ [COMPANY SEAL]

Date of Execution:                                  Date of Execution:

Appendix 2:

           AGREEMENT ON SUPERVISION AND MANAGEMENT OF INFORMATION USE


1. Party B shall submit the Self-examination Report on Use of Securities Information on the 10th of the last month of every quarter or the immediately following business day if it is not a business day.

2. The Self-examination Report on Use of Securities Information shall be submitted in writing and signed and affixed seal by Party B, together with the electronic data specified as below:

2.1  Written Form Sample and Requirements:

        Self-examination Report on Use of Securities Information (Sample)


 Name of User   Type of User     Service       Service     Information    Method of      Contact     Contract Tel
                              Starting Date  Ending Date     Product     Information     Address
                                                                             Use
--------------- ------------- -------------- ------------- ------------- ------------- ------------- -------------

--------------- ------------- -------------- ------------- ------------- ------------- ------------- -------------

--------------- ------------- -------------- ------------- ------------- ------------- ------------- -------------

--------------- ------------- -------------- ------------- ------------- ------------- ------------- -------------


--------------- ------------- -------------- ------------- ------------- ------------- ------------- -------------




y: ________    Date: ________    Seal: ________

Notes:

1. Name of User: registered name submitted to Party B by users (in case of a natural person, his/her real name and ID card no. as showed in his/her ID card; in case of an entity, its registered name shown in its business license);

2.   Type of User: Individual or Institution

3. Service Starting Date and Service Ending Date: the starting date and ending date during which Party B provides service to users;

4. Information Product: name of Party A's information product received by users from Party B;

5. Method of Information Use: Users may access Party B's information via website, internet or cable TV network data transmission, pager, mobile phone message, etc.

6. Contract address: the physical address of users to receive services; if the user is a natural person using pager or mobile phone message, his/her habitual residence;

7. Contact tel.: if the user is a natural person, his/her home (company) phone or mobile phone no.; if the user is an entity, the home (company) phone or mobile phone no. of the person in charge of the project.

2.2  Technical Requirements on Electronic Data:

o Document Name: reportYYMMDDaaaaaa.txt ("YYMMDD" means the date of submission; "aaaaaa" means number of records, unit of number of users: hu); no blank left, "0" for absence of numerical value; "||" to separate data.

o    Field:


Field Location                       Data Meaning                       Data Length
--------------                       ------------                       -----------
1                                    Name of User                       10 digit
------------------------------------ ---------------------------------- ---------------------------------
2                                    Type of User                       8 digit
------------------------------------ ---------------------------------- ---------------------------------
3                                    Service Starting Date              8 digit
------------------------------------ ---------------------------------- ---------------------------------
4                                    Service Ending Date                8 digit
------------------------------------ ---------------------------------- ---------------------------------
5                                    Information Product                20 digit
------------------------------------ ---------------------------------- ---------------------------------
6                                    Method of Information Use          20 digit
------------------------------------ ---------------------------------- ---------------------------------
7                                    Contact Address                    50 digit
------------------------------------ ---------------------------------- ---------------------------------
8                                    Contract Telephone                 15 digit
------------------------------------ ---------------------------------- ---------------------------------


Notes: Party A agrees that Party B is not required to regularly submit customer information as aforesaid on an interim basis.



Party A: Shanghai Stock Exchange Information        Party B: China Finance Online (Beijing) Co., Ltd.
Network Co., Ltd.

(Signature or Seal)                                 (Signature or Seal)

/s/ [COMPANY SEAL]                                  /s/ [COMPANY SEAL]

Date of Execution:                                  Date of Execution: